UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” and shall not be deemed “soliciting material” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of Microsemi Corporation (“Registrant”) under the Securities Act of 1933, as amended, or the Exchange Act, except if and as expressly set forth by a specific reference in such a filing:

Today at an informal evening gathering at the CIBC World Markets Semiconductor Summit in Vail, Colorado, Microsemi CEO & President, James J. Peterson, commented that Microsemi Corporation was shipping into Cisco with Microsemi’s Power over Ethernet product offering. Microsemi’s product offering in this particular market came via its acquisition of PowerDsine, Ltd. which Microsemi just completed January 9, 2007. Microsemi’s Analog Mixed Signal Group has pioneering technology within the PoE space, a technology that allows power to be transmitted over the same network cable as data, and is a leader in this fast-growing market. The number of PoE enabled switch ports is estimated to grow from approximately 28 million in 2005 to over 100 million by 2009. The growing demand for PoE capability has been driven by a range of networked applications including VoIP phones, WLAN access points and remote security cameras that increasingly rely upon power delivered over the network. Ethernet switch vendors look to PoE solutions from Microsemi to integrate this complex power management and communications capability into their product offerings.

FORWARD-LOOKING STATEMENTS

Any statements set forth in this report that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, adverse impacts on analog / mixed-signal markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, emergencies, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. Potential risks and uncertainties regarding the completed acquisition by Microsemi of PowerDsine, Ltd. include, but are not limited to, the uncertainty as to the future profitability, if any, of the combined company following the transaction, delays in the realization of accretion, if any, from the acquisition transaction, adverse impacts, if any, on the PoE market or the speed of growth of the PoE market, and other potential or actual delays, difficulties or inefficiencies that may be experienced in connection with PoE designs or products. In addition to these factors, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and subsequent Form 10-Q filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION
(Registrant)

Date: February 22, 2007

/s/ DAVID R. SONKSEN
David R. Sonksen
Executive Vice President,
Chief Financial Officer and Secretary